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                                                                EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into effective as of December 30, 1996 by and between CL Acquisition Corp, a Delaware corporation ("Acquisition"), and Rocco DiLillo of Hudson, Ohio (the "Employee").

         In consideration of the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, Acquisition hereby offers and the Employee hereby accepts employment.

         2. TERM. Subject to earlier termination as hereafter provided, the Employee's employment hereunder shall be for a term of three (3) years, commencing effective January 2, 1997, (the "Effective Date"). The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof."

         3.       CAPACITY AND PERFORMANCE.

                  (a) During the term hereof, the Employee shall serve as the President of Acquisition. In addition, and without further compensation, the Employee shall serve as a director and/or officer of Acquisition and/or one or more of Acquisition's Affiliates if so elected or appointed from time to time.

                  (b) During the term hereof, the Employee shall be employed by Acquisition on a full-time basis, shall have all powers and duties consistent with his position, subject to the direction and control of Acquisition's Board of Directors (the "Board"), and shall perform such other duties and responsibilities on behalf of Acquisition and its Affiliates as may reasonably be designated from time to time by the Board or by its designees.

                  (c) During the term hereof, the Employee shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of Acquisition and its Affiliates and to the discharge of his duties and responsibilities hereunder. The Employee shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Board in writing or to the extent that any such activity or service does not materially and adversely affect the discharge of his duties and responsibilities hereunder.

         4. COMPENSATION AND BENEFITS. As compensation for all services performed
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by the Employee under and during the term hereof and subject to performance of the Employee's duties and of the obligations of the Employee, pursuant to this Agreement or otherwise:

                  (a) BASE SALARY. During the term hereof, Acquisition shall pay the Employee a base salary at the rate of One Hundred Twenty Five Thousand Dollars ($125,000) per annum, payable in accordance with the payroll practices of Acquisition for its executives and subject to increase from time to time by the Board or a compensation committee of the Board, in its sole discretion. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary".

                  (b) BONUS COMPENSATION. Employee shall be entitled to participate in such bonus plan as Acquisition provides to its executives generally, in accordance with the terms of that plan, as amended by Acquisition from time to time. Employee shall be entitled to receive 40% of base salary in such plan.

                  (c) VACATIONS. During the term hereof, the Employee shall be entitled to four (4) weeks of vacation per annum or such greater amount of time as shall be approved by the Chief Executive Officer of Acquisition, to be taken at such times and intervals as shall be determined by the Employee, subject to the reasonable business needs of Acquisition. Vacation time shall not cumulate from year to year.

                  (d) OTHER BENEFITS. During the term hereof and subject to any contribution therefor generally required of employees of Acquisition, the Employee shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of Acquisition generally, except to the extent such plans are in a category of benefit (including without limitation bonus compensation) otherwise provided to the Employee. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. Acquisition may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Employee. Employee shall receive, at such time as is mutually determined by the Employee and Acquisition, an option to purchase 75,000 shares of common stock in BridgeStreet (or as such name is amended or changed) at an exercise price equal to the price at which the common stock is offered in the IPO (as defined herein).

                  (e) BUSINESS EXPENSES. Acquisition shall pay or reimburse the Employee for all reasonable and necessary business expenses incurred or paid by the Employee in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Board and to such reasonable substantiation and
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         documentation as may be specified by Acquisition from time to time.

         5. TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS. Notwithstanding the provisions of Section 2 hereof, the Employee's employment hereunder shall terminate prior to the expiration of the term under the following circumstances:

                  (a) DEATH. In the event of the Employee's death during the term hereof, the Employee's employment hereunder shall immediately and automatically terminate. In that event, Acquisition shall pay to the Employee's designated beneficiary or, if no beneficiary has been designated by the Employee, to his estate, any earned and unpaid Base Salary, prorated through the date of his death.

                  (b) DISABILITY.

                                  (i) Acquisition may terminate the Employee's
                      employment hereunder, upon notice to the Employee, in the event that the Employee becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for one hundred eighty (180) consecutive days during any period of three hundred sixty-five (365) consecutive calendar days.

                                  (ii) The Board may designate another employee
                      to act in the Employee's place during any period of the Employee's disability. Notwithstanding any such designation, the Employee shall continue to receive the Base Salary in accordance with Section 4(a) and benefits in accordance with Section 4(d), to the extent permitted by the then-current terms of the applicable benefit plans, until the Employee becomes eligible for disability income benefits under any disability income plan (if one is provided by Acquisition) or until the termination of his employment, whichever shall first occur.

                                  (iii) While receiving disability income
                      payments under Acquisition's disability income plan, if any, the Employee shall not be entitled to receive any Base Salary under Section 4(a) hereof, but shall continue to participate in Company benefit plans in accordance with
                      Section 4(d) and the terms of such plans, until the termination of his employment.

                                  (iv) If any question shall arise as to whether
                      during any period the Employee is disabled through any illness, injury, accident or condition of either a physical or psychological nature
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                      so as to be unable to perform substantially all of his
                      duties and responsibilities hereunder, the Employee may, and at the request of Acquisition shall, submit to a medical examination by a physician selected by Acquisition to whom the Employee or his duly appointed guardian, if any, has no reasonable objection to determine whether the Employee is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Employee shall fail to submit to such medical examination, Acquisition's determination of the issue shall be binding on the Employee.

                  (c) BY ACQUISITION FOR CAUSE. Acquisition may terminate the Employee's employment hereunder for Cause at any time upon notice to the Employee setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board of Directors of BridgeStreet International, Inc. ("BridgeStreet") in its reasonable judgment, shall constitute Cause for termination:

                                  (i) The Employee's repeated failure to perform
                      (other than by reason of disability), or gross negligence in the performance of, his material duties and responsibilities hereunder and the continuance of such failure or negligence for a period of thirty (30) days after notice to the Employee;

                                  (ii) Material breach by the Employee of any
                      provision of this Agreement or any other written agreement between the Employee and Acquisition or any of its Affiliates;

                                  (iii) Other conduct by the Employee that
                      involves a material violation of law or breach of fiduciary obligation on the part of the Employee or is otherwise materially harmful to the business, interests, reputation or prospects of Acquisition or any of its Affiliates.

             Upon the giving of notice of termination of the Employee's employment hereunder for Cause, Acquisition shall not have any further obligation or liability to the Employee, other than for Base Salary earned and unpaid at the date of termination.

             (d) BY ACQUISITION AFTER THE IPO. If approved by a vote of two-thirds of the directors of BridgeStreet, Acquisition may terminate the Employee's employment hereunder upon notice to the Employee for any reason or for no reason at any time after the completion, if any, of BridgeStreet's initial public offering of its Common Stock (the "IPO") (including the closing of any exercise by the underwriters in such an offering of an over-allotment option granted to
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         them by BridgeStreet); provided, however, that if the Employee is unable to sell at least twenty percent (20%) of the shares of BridgeStreet Common Stock held by him as of the Effective Date upon completion of the IPO, then this subsection (d) shall, at such time, be deemed null and void and of no further force and effect whatsoever until such time as the Employee is able to sell such number of shares.

                  Upon the giving of notice of termination of the Employee's employment under this Section 5(d), Acquisition shall not have any further obligation or liability to the Employee, other than for Base Salary earned and unpaid at the date of termination.

         6. EFFECT OF TERMINATION. The provisions of this Section 6 shall apply to termination due to the expiration of the term, pursuant to Section 5 or otherwise.

                  (a) Payment by Acquisition of any Base Salary and contributions to the cost of the Employee's continued participation in Acquisition's group health and dental plans, if any, that are due the Employee in each case under the applicable termination provision of
         Section 5 shall constitute the entire obligation of Acquisition to the Employee.

                  (b) Benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Employee's employment without regard to any continuation of Base Salary or other payment to the Employee following such date of termination.

                  (c) Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including without limitation the obligations of the Employee under Section 7. The Employee recognizes that no compensation is earned after termination of employment.

         7.       CONFIDENTIAL INFORMATION.

                  (a) The Employee acknowledges that Acquisition and its Affiliates will continually develop Confidential Information, that the Employee may develop Confidential Information for Acquisition or its Affiliates and that the Employee may learn of Confidential Information during the course of employment. The Employee agrees that, except as required for the proper performance of his duties for Acquisition, he will not, directly or indirectly, use or disclose any Confidential Information, as defined below. The Employee understands and agrees that this restriction will continue to apply after his employment terminates, regardless of the reason for termination.

                  (b) The Employee agrees that all Confidential Information which he creates or to which he has access as a result of his employment is and shall
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         remain the sole and exclusive property of Acquisition. Except as required for the proper performance of his duties, the Employee will not copy any documents, tapes or other media containing Confidential Information ("Documents") or remove any Documents, or copies, from Company premises. The Employee will return to Acquisition immediately after his employment terminates, and at such other times as may be specified by Acquisition, all Documents and copies and all other property of Acquisition then in his possession or control.

         8. ENFORCEMENT OF COVENANTS. The Employee acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Section 7 hereof. The Employee further agrees that all goodwill of Acquisition and its Affiliates is their exclusive property. The Employee further acknowledges and agrees that, were he to breach any of the covenants contained in Section 7 hereof, the damage would be irreparable. The Employee therefore agrees that Acquisition or any of its Affiliates, as the case may be, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Employee of any of said covenants, without having to post bond.

         9. CONFLICTING AGREEMENTS. The Employee hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Employee is a party or is bound and that the Employee is not subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Employee will not disclose to or use any proprietary information of a third party without such party's consent.

         10. DEFINITIONS. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 10 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

                  (a) "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with Acquisition, where control may be by either management authority or equity interest.

                  (b) "Confidential Information" means any and all information of Acquisition that is not generally known by others with whom Acquisition does, or plans to, compete or do business, including but not limited to (i) Acquisition's products and services, technical data, methods and processes, (ii) Acquisition's marketing activities and strategic plans, (iii) Acquisition's costs and sources of supply, (iv) the identity and special needs of Acquisition's customers and prospective customers and vendors and prospective vendors, and (v) the people and organizations with whom Acquisition has business relationships and those relationships. Confidential Information also includes such
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         information that Acquisition may receive or has received belonging to customers or others who do business with Acquisition.

                  (c) "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than Acquisition or any of its Affiliates.

         11. WITHHOLDING. All payments made under this Agreement shall be reduced by any tax or other amounts required to be withheld under applicable law.

         12. ASSIGNMENT. Neither Acquisition nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that Acquisition may assign its rights and obligations under this Agreement without the consent of the Employee in the event that Acquisition shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon Acquisition and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

         13. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         14. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         15. NOTICES. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Employee at his last known address on the books of Acquisition or, in the case of Acquisition, at BridgeStreet's principal place of business, attention of Chief Executive Officer, or to such other address as either party may specify by notice to the other actually received.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Employee's employment.
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         17. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Employee and by an expressly authorized representative of Acquisition.

         18. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         20. GOVERNING LAW. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the State of Delaware, without regard to the conflict of laws principles thereof.





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         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employee and Acquisition, by its duly authorized representative, as of the date first above written.

Employee:                                CL ACQUISITION CORP.




 /s/ Rocco DiLillo                       By: /s/ Donald W. Glazer
----------------------------                 -------------------------------
Rocco DiLillo                                 Name:   Donald W. Glazer
                                              Title:  President